EXHIBIT 99

                        INDEX OF EXHIBITS
                    INCLUDED HERIN, FORM 10-K
                          May 30, 1997
                                                     SEQUENTIAL
EXHIBIT                                                 PAGE
NUMBER              DESCRIPTION                        NUMBER
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10(a) Split-Dollar Life Insurance Agreement.            20-24

11    Statement re computation of per share earnings    25

13    1997 Annual Report to stockholders (furnished
      for the information of the Commission and not
      deemed "filed" or part of this Form 10-K except
      for those portions expressly incorporated herein
      by reference).                                    26-52

24    Consent of Arthur Andersen LLP                    53

25    Powers of Attorney                                54

27    Statement of Financial Data                       55